Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-31434, 33-43854, 333-32499, 333-73252, 333-107677, 333-140837, 333-163637, and 333-252770 on Form S-8 of our report dated June 14, 2023, relating to the financial statements and supplemental schedule of The Boeing Company 401(k) Retirement Plan, formerly known as The Boeing Company Voluntary Investment Plan, appearing in this annual report on Form 11-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 14, 2023